UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2014

REVETT MINING INC.
(Exact name of small business issuer in its charter)

Delaware	46-4577805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On August 26, 2014, the registrant entered into a US $5.0 million loan agreement with a major equipment financing company. The agreement is collateralized by mobile and selected surface equipment at the Company’s wholly owned subsidiary, Troy Mine, Inc. and bears interest at 6.25% per annum. Existing capital equipment leases in the amount of US $356,740, now form part of the new 30 month loan agreement.

Advances from this loan agreement will be used to complete the ongoing I Bed development programs at the Troy Mine in northwest Montana.

The company has mutually agreed to terminate, effective August 15, 2014, its existing US $20 million revolving credit facility with Societe Generale which was due to expire on December 31, 2014. The credit facility was not drawn upon. The company has no other debt, other than the debt incurred under the new loan agreement.

Item 9.01 Financial Statements and Exhibits.

16.2	Registrant’s press release dated August 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS INC

Date: August 29, 2014	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer